TABLE OF CONTENTS



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PART I.	FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS
Consolidated Statements of Operations (Unaudited) -
   For the Three and Six Months Ended September 30,
   1994, the Three Months Ended March 31, 1994 and
   the Three and Nine Months Ended September 30, 1993................3

Consolidated Statements of Retained Earnings
   (Unaudited) - For the Three and Six Months Ended
   September 30, 1994, the Three Months Ended March
   31, 1994 and the Three and Nine Months Ended
   September 30, 1993................................................4

Consolidated Balance Sheets - September 30, 1994
   (Unaudited), March 31, 1994 and December 31, 1993.................5

Consolidated Statements of Cash Flows (Unaudited) -
   For the Six Months Ended September 30, 1994, the
   Three Months Ended March 31, 1994 and the Nine
   Months Ended September 30, 1993..................................6

Notes to Unaudited Consolidated Financial Statements................7

ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS......................27

PART II.	OTHER INFORMATION.........................................35

SIGNATURES.........................................................36